SYNAPTIX SYSTEMS CORPORATION
                      2450 South Shore Boulevard, Suite 210
                            League City, Texas 77573
                            Telephone: (281) 334-0405
                            Facsimile: (281) 334-0306




November 3, 1997


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting (the "Meeting") of Shareholders of Synaptix Systems Corporation (the "Company") to be held on December 16, 1997. The Meeting will begin at 10:00 a.m., Houston Time, at the principal executive offices of the Company, 2450 South Shore Drive, Suite 210, League City, Texas 77573.

         At the Meeting you will be asked to elect a Board of Directors for the ensuing year and ratify the appointment of the Company's independent auditors.

         During the Meeting a report will be given on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions that shareholders may have.

         Please fill out, sign, date and return the enclosed Proxy Card promptly. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time. Your interest is very much appreciated.


                                          Sincerely yours,

                                          SYNAPTIX SYSTEMS CORPORATION

                                          Edward S. Fleming, Acting President

                          SYNAPTIX SYSTEMS CORPORATION
                      2450 South Shore Boulevard, Suite 210
                            League City, Texas 77573
                            Telephone: (281) 334-0405
                            Facsimile: (281) 334-0306


                            NOTICE OF ANNUAL MEETING

To the Shareholders of SYNAPTIX SYSTEMS CORPORATION:

         Notice is hereby given that the Annual Meeting (the "Meeting") of Shareholders of Synaptix Systems Corporation (the "Company") will be held on the 16th day of December, 1997, at the principal executive offices of the Company, 2450 South Shore Boulevard, Suite 210, League City, Texas 77573, at 10:00 a.m. Central Standard Time, for the purpose of:

         (1)      electing a board of directors for the ensuing year;

         (2) ratification of the appointment of Smith & Company, the Company's Independent Auditors, for the ensuing year; and

                  to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The holders of record of Common Stock at the close of business on October 28, 1997, will be entitled to vote at the Meeting and at any adjournments thereof. Proxy soliciting material is first being mailed or given to shareholders on or before November 3, 1997.


                                             By Order of the Board of Directors,

                                             Edward S. Fleming, Acting President

Dated: November 3, 1997



IMPORTANT: Your presence at the Meeting is desired, but if you cannot be present in person, please fill out, sign, date and return the enclosed form of proxy in the envelope provided. Due to the number of shareholders, your cooperation in returning your proxy promptly is essential and will be very much appreciated.


YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                          SYNAPTIX SYSTEMS CORPORATION
                      2450 South Shore Boulevard, Suite 210
                            League City, Texas 77573
                            Telephone: (281) 334-0405
                            Facsimile: (281) 334-0306

                         ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on December 16, 1997

                                 PROXY STATEMENT


         This Proxy Statement and accompanying Proxy are being furnished in connection with the solicitation by the Board of Directors of Synaptix Systems Corporation, ("Synaptix" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, December 16, 1997 at 10:00 a.m. at the principal executive offices of the Company, 2450 South Shore Boulevard, Suite 210, League City, Texas 77573, and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are being mailed to shareholders on or about November 3, 1997, to shareholders of record on October 28, 1997.

         SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Your executed Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company, at the Company's principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person, should you find it convenient to attend the Meeting and desire to vote in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a Proxy.

         The purpose of the Annual Meeting is to elect five (5) directors to serve one-year terms until the next Annual Meeting which will be held in December 1998, and until their respective successors shall be elected and qualified. The Company is soliciting proxies for four (4) nominees, and for authority to vote on any other nominees that may be nominated at the meeting. If sufficient nominees are not nominated at the meeting, there may be a vacancy on the Board of Directors. Pursuant to the Company's Bylaws, such vacancy may be filled by the Board at a later time.

         The Company intends to solicit proxies principally by the use of the mails and will bear all expenses in connection with such solicitations. In addition, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements have been made with banks, brokerage houses and other custodians and nominees to forward copies of the Proxy Statement and the Company's Annual Report for the fiscal year ended June 30, 1997, to persons for whom they hold stock of the Company and to request authority for the execution of proxies. The Company will reimburse the foregoing persons for their reasonable expenses, upon request.

                                VOTING SECURITIES

         On October 28, 1997, the Record Date for the determination of shareholders entitled "to notice of and to vote at the Annual Meeting, 15,493,700 shares of the Company's Common Stock ("Common Stock") were outstanding. Shareholders are entitled to one vote per share on all matters to be considered at the Meeting.

         In accordance with the Company's Articles of Incorporation, one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When with respect to any action to be taken by shareholders of the corporation Colorado General Corporation Law requires the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon. Except as otherwise specified by law, if a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Shareholders are not entitled to cumulative voting, in accordance with Article Fourth of the Company's Articles of Incorporation. If a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote. Votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.

         The shareholders shall also vote on the proposals presented by the Company to approve and ratify the selection of Independent Auditors, and to consider and act upon one proposal. As to any other business which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. Management of the Company does not presently know of any other such business.

         The shares represented by an executed proxy will be voted for the election of directors, or withheld if so specified, and to approve and ratify the selection of Independent Auditors. If no specification is made in said proxy, the proxy will be voted "FOR" the nominees listed herein, and "FOR" the selection and ratification of Smith & Company, Independent Auditors.


                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

         Directors

         The following table sets forth the name, principal occupation, age and, if applicable, the year in which the individual first became a director for each nominee, and all persons nominated or chosen to become directors, together with all positions and offices with the Company held by each such person and term or period during which each nominee has served, for election as a director at the Annual Meeting of Shareholders to be held on December 16, 1997.

Name and Principal                                                      Served as a
Occupation                                             Age              Director Since
-------------------------------------------         ----------    ------------------------
Edward S. Fleming, Vice President,                     41               December 1996
Chief Financial Officer and Director (1)
Mark F. Walz, Director (2)                             40               December 1996
Matthew Hutchins(3)                                    42               Not applicable
Daniel A. Gillett(4)                                   35               Not applicable


(1) Mr. Fleming is currently Acting President, in addition to his position as Vice President, Chief Financial Officer, and Director. Mr. Fleming was elected to serve as Vice President and Chief Financial Officer on December 23, 1996. From 1993 to the present, Mr. Fleming has held the position of Geologic Science Advisor to the Astronaut Office, Johnson Space Center, and was primarily responsible for the planning, coordination and evaluation of military and civilian manned space observations of the Earth, including the management of all Army personnel assigned to the Space Center. He has an extensive background in systems administration of the SUN and UNIX programs, as well as experience in a wide variety of sophisticated remote sensing software packages. Prior to 1993, Mr. Fleming held a succession of various leadership positions of national and military prominence while serving as an officer in the United States Army for more than 20 years.

(2) Mr. Walz was elected to serve as a member of the Board of Directors on December 23, 1996. Mr. Walz has held the position of Chief Financial Officer for Inliner Americas, Inc., a leading company engaged in the development, application and international licensing of proprietary trenchless pipeline rehabilitation processes, since January 1997. Prior to that time, Mr. Walz held the positions of Vice President - Financial Accounting and Controller for the period October 1995 through December 1996, and November 1994 through September 1995, respectively. Mr. Walz held various management positions with CRSS, Inc., prior to joining Inliner Americas, Inc., most recently as Controller of CRSS Architects, Inc., and as Assistant Director of Internal Audit. He has also held various management positions with Arthur Andersen & Co. and Ernst & Young for a combined period of more than nine years. Mr. Walz is a Certified Public Accountant.

(3) Mr. Hutchins, a nominee for director, is a founding principal of, and from 1995 to the present has been the chief executive officer of, The Tiger Group, L.L.C., a full-service strategic business development consulting firm formed in 1995 and located in Dallas, Texas. The Tiger Group specializes in market expansion and strategic business development for its clients. From 1990 to 1994, Mr. Hutchins was employed by SpectraVision, Inc., a publicly held company engaged in the business of video entertainment and interactive services for the lodging and hospitality industry, as Vice President - International and a member of the senior executive staff, with responsibility for all aspects of SpectraVision's international operations. From 1990 to 1994, Mr. Hutchins additionally held the positions of Vice President, Chief Legal Officer and Corporate Secretary at SpectraVision. Mr. Hutchins is an attorney at law admitted to practice in the State of Texas.

(4) Mr. Gillett, a nominee for director, has been an affiliate of The Tiger Group, L.L.C. since July, 1997, and has been a partner in MG Capital, a Dallas-based financial advisory firm, since May, 1995. From 1989 to 1995, Mr. Gillett served in the Investment Banking Department of CS First Boston, where he held the position of Vice President. Mr. Gillett has also served in various positions with PepsiCo, Inc. and Price Waterhouse. Mr. Gillett received his MBA from Harvard Business School in 1989.

         Meetings of the Board of Directors

         Standing Committees. The Company does not have any Standing Committees, which would consist of an audit, compensation or nominating committee. No director serves as a member of the Board of Directors of any other company with a class of securities registered under the Securities Act of 1934, as amended, or which is registered as an investment company under the Investment Company Act of 1940.

         Attendance at Board Meetings. During the last fiscal year, the Board of Directors of the Company held three (3) special meetings. The Board of Directors consisted of three directors during the last fiscal year ended June 30, 1997. All directors attended all board meetings.

         Compensation of Directors

         On October 13, 1997, the board of directors resolved to compensate the sole non-employee director by granting him an option under the Company's 1997 Employee Stock Option Plan to purchase up to 200,000 shares of the Company's common stock at an option price of $.20 per share. Such option was granted in consideration for services rendered as a non-employee director for the period December 1996 through October 1997. In addition, non-employee directors will be reimbursed for reasonable expenses incurred in connection with any meetings.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board of Directors proposes the election of four directors, each to hold office for a term of one year until the 1998 Annual Meeting and until their respective successors are elected and qualified. The Board increased the number of directors from three to five on October 27, 1997. Management is proposing four (4) nominees to stand for election for the 1998 term, which will leave one vacancy on the board. This vacancy may be filled by appointment of an additional director by the board at a later date. If any person other than the nominees proposed by management is nominated for election as a director, the persons named in the accompanying Proxy, unless otherwise directed, may, in their discretion vote so as to elect the maximum number of management nominees. All of the nominees have consented to serve if elected. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees. If other persons are nominated at the meeting, the proxy holders may, in their discretion, vote for such other nominees.

         The Board of Directors recommends a vote "FOR" the election of the nominees listed above for election as directors.

         Executive Officers

         The executive officers of Synaptix Systems Corporation, together with the years in which such Officers were named to their present office, are as follows:

                                            Positions held with                                  Year Named to
Name                       Age              the Company                                          Present Position
-------------------      --------       ---------------------------------------             -------------------------
Alan W. Harvey             37               Former Chairman, President,                          December 1996
                                            Chief Executive Officer(1)                           to October 1997

Edward S. Fleming          41               Vice President and Chief Financial                   December 1996
                                            Officer

Christine N. Croneau       34               Secretary (2)                                        December 1996

Samuel M. Skipper          38               Chairman, President and Chief                        August 1995 to
                                            Executive Officer, Director (3)                      December 1996


(1) Mr. Harvey resigned as a director and officer of the Company on October 17, 1997. Mr. Harvey was elected to serve as Chairman of the Board, President and Chief Executive Officer effective as of December 23, 1996. Prior to joining the Company, Mr. Harvey held the position of Vice President Development of Synaptix, a company that provides management consulting services with an emphasis in the marketing and development of Oracle Financials and Oracle EIS solutions through large system integrators to non-Fortune 1000 companies. From 1992 to 1993, Mr. Harvey held the position of Oil & Gas Practice Director at Oracle Corporation, and was responsible for comprehensive consulting and vertical software integration services, as well as the creation and development of Oracle's Environmental Information System. From 1991 to 1992, Mr. Harvey served as Director of MIS at Exlog Inc., a subsidiary of Baker Hughes, and was responsible for the implementation of an MIS strategic plan to implement Oracle Financials worldwide.

(2) Ms. Croneau was appointed to serve as Secretary of the Company on December 15, 1996. During the past five years, Ms. Croneau has held various management positions with Lockheed-Martin Services, Inc. in Houston, Texas, and most recently held the position of Senior Engineer/Biomedical Engineer. Prior to that time, Ms. Croneau held the position of Research Assistant at Baylor College of Medicine.

(3) Mr. Skipper served as Chairman of the Board, President and Chief Executive Officer for the period August 1995 through December 23, 1996.

         Each of the Executive Officers serves at the pleasure of the Board of Directors.

                           SUMMARY COMPENSATION TABLE

Executive Compensation

         The following table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to, the Company's Chief Executive Officer during the fiscal year ended June 30, 1997 and for the period through October 28, 1997. The Company did not compensate any other of its executive officers, on an annual basis, in excess of $60,000.


                               Annual Compensation
Name and Principal                                                              Other Annual              All other
Position                          Year         Salary           Bonus           Compensation             Compensation
                                                 ($)             ($)                 ($)                     ($)
Alan W. Harvey, former          1997           $10,596            0                   0                       0
Chairman, President and
Chief Executive Officer

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Incentive Stock Option Plan and Non-Statutory Stock Option Plan

         The Company has adopted an Incentive Stock Option Plan and a Non-Statutory Stock Option Plan (together, the "Option Plan"), and has registered the stock reserved for the plan pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission. The Option Plan provides that the Company may award stock options to employees, including non-employee directors of the Company. The Company intends to make such awards to employees in order to induce qualified persons to accept employment with the Company, and to reward key personnel of the Company in lieu of cash bonuses. A total of four million shares of the Company's Common Stock has been reserved for issuance pursuant to the Compensation Plan. Of this amount, three million shares have been awarded to Alan W. Harvey, and were exercised immediately.

Employee Stock Compensation Plan

         The  Company  has  adopted an  Employee  Stock  Compensation  Plan (the
"Compensation Plan"), and has registered the stock reserved for the plan pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission. The Compensation Plan provides that the Company may issue stock awards to employees, including consultants who have provided bona fide services to the Company not connected to any financing activities. The Company intends to make such awards to employees and consultants for services rendered on behalf of the Company, in lieu of cash payments otherwise owing to these individuals, and to make future awards as the Board of Directors determines in order to induce qualified persons to accept employment with the Company, and to reward key personnel of the Company in lieu of cash bonuses. A total of four million shares of the Company's Common Stock has been reserved for issuance pursuant to the Compensation Plan.

In May, 1997, the Company issued 3,750,000 shares of the Company's common stock pursuant to this plan for services rendered and expenses paid.

Other Compensation of Executive Officers

         During fiscal 1997, the Company provided travel and entertainment expenses to its executive officers and key employees. The aggregate amount of such compensation, as to any executive officer or key employee, did not exceed the lesser of $25,000 or 10% of the cash compensation paid to such executive officer or key employee, nor did the aggregate amount of such other compensation exceed 10% of the cash compensation paid to all executive officers or key employees as a group.

         On January 10, 1997, Alan W. Harvey was granted an option to purchase up to 1,750,000 shares of common stock under the Company's 1997 Non-Statutory Stock Option Plan, in addition to being granted a straight option to purchase up to 3,000,000 shares of the Company's common stock on May 17, 1997. Mr. Harvey exercised his option to purchase up to 1,750,000 and 3,000,000 shares of the Company's common stock at an exercise price of $.005 per share on May 17, 1997. Of the shares exercised under the options, 1,750,000 shares are held in the name of Variable Resources, Inc., 750,000 shares were held in the name of Alan W. Harvey, 750,000 shares are held in the name of Highbrook Management Corp., 750,000 shares were gifted to Tropicana International, Inc., and 750,000 shares were gifted to Youngstown Worldwide, Inc. Arley L. Harvey, father of Alan W. Harvey, is the Corporate Agent for Tropicana International, Inc. and Youngstown Worldwide, Inc. Arley L. Harvey and Alan Harvey, as a group, may be deemed to be a controlling person of Synaptix by virtue of their share ownership.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to the grant of options under the Company's 1997 Non-Statutory Stock Option Plan and Incentive Stock Option Plan during the fiscal year ended June 30, 1997, and subsequent to fiscal year end.


                          Number of           Percent of total                    Market
                          Securities          options granted                     Price on                     Grant
                          underlying          to employees in    Exercise or      Grant          Expiration    Date
                          options granted     fiscal year        base price       Date           Date          Value(1)
Name                            (#)                    (%)        ($/Share)       ($/Share)
Alan W. Harvey                 4,750,000            88.59             $.005            N/A            5/1/2002      $14,250


(1) The options shown were exercised immediately upon grant, and prior to commencement of trading in the Company's stock.


                       Aggregated Option Exercises in Last Fiscal Year and FYE Option Values


                                                        Number of securities            Value of unexercised
                       Shares                           underlying unexercised          in-the-money options
                       acquired         Value           options at fiscal year-end      at fiscal year-end
Name                   on Exercise      Realized        Exercisable/unexercisable       Exercisable/unexercisable
                             (#)            ($)                            (#)                            ($)
Alan W. Harvey         4,750,000        $14,250(1)                         0/0                            0/0

(1) The options shown were exercised immediately upon grant, and prior to commencement of trading in the Company's stock.

                              SECURITY OWNERSHIP OF
                        MANAGEMENT AND BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 28, 1997, by each person or entity known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock, and the beneficial ownership of the Company's Common Stock, and all directors and executive officers as a group. No director or executive officer personally owns any of the Company's Voting Preferred Stock.

                                                                  Amount and
                                                                   Nature of           Percent    Percent of Total
                           Name and Address of                    Beneficial              of          Outstanding
Title of Class             Beneficial Owner                        Interest             Class       Voting Securities
------------------       -----------------------------        -----------------      ----------  ---------------------
$.003 par value            Alan W. Harvey(1)                     1,865,500(D)          12.04%            12.04%
Common Stock               2450 South Shore Drive
                           Suite 210
                           League City, Texas 77573
$.003 par value            Swallen Investments Corp.             3,000,000(D)          19.36%            19.36%
Common Stock               7507 Dawn Mist Court
                           Sugarland, Texas 77479
$.003 par value            Variable Resources, Inc.(1)           1,750,000(I)          11.29%            11.29%
Common Stock               P.O. Box 1338
                           League City, Texas 77479
$.003 par value            Omaha Capital Corp.                   1,000,000(D)           6.45%             6.45%
Common Stock               233 College Street
                           Suite 151
                           Toronto, Ontario M5T 3R5
$.003 par value            Georgia Capital Corp.                 1,000,000(D)           6.45%             6.45%
Common Stock               2938 Dundas St. West
                           Suite 70567
                           Toronto, Ontario M6P 1Y8
$.003 par value            Highbrook Management                   750,000(I)            4.84%             4.84%
Common Stock               Corp.(1)
$.003 par value            Youngstown Worldwide,                  750,000(I)            4.84%             4.84%

Common Stock               Ltd.(2)



$.003 par value            Tropicana International                750,000(I)            4.84%             4.84%
Common Stock               Corp.(2 )
$.003 par value            Edward S. Fleming(3)                   350,000(D)            2.26%             2.26%
Common Stock

$.003 par value            Mark F. Walz(4)                        200,000(D)            1.29%             1.29%
Common Stock
All directors and                                                   550,000             3.55%             3.55%
officers  as a group,
including the entities
named above(2)


         Unless otherwise indicated in the footnotes below, each person or entity has sole voting and dispositive power over the shares indicated.

(1) Alan W. Harvey beneficially holds directly 1,865,000 shares of common stock in his name, and indirectly holds 1,750,000 shares as corporate agent of Variable Resources, Inc., and indirectly holds 750,000 shares of common stock as corporate agent of Highbrook Management Corp. Arley
         L. Harvey and Alan Harvey, as a group, may be deemed to be a controlling person of Synaptix by virtue of their share ownership. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION -- Option Grants in Last Fiscal Year."

(2) Arley L. Harvey beneficially holds indirectly, 750,000 shares as corporate agent of Tropicana International Corp., and 750,000 shares of Youngstown Worldwide, Ltd., which shares were gifted to Arley L. Harvey from Alan W. Harvey.
          Arley L. Harvey and Alan Harvey, as a group, may be deemed to be a controlling person of Synaptix by virtue of their share ownership.

(3) Edward S. Fleming was granted an option to purchase up to 350,000 shares of the Company's common stock under the Company's 1997 Employee Stock Option Plan at an option price of $.20 per share in consideration of services rendered as an officer and director of the Company for the period December 1996 through October 1997.

(4) Mark F. Walz was granted an option to purchase up to 200,000 shares of the Company's common stock under the Company 1997 Employee Stock Option Plan at an option price of $.20 per share in consideration of services rendered as a director of the Company for the period December 1996 through October 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships.

         Transactions with Management and Others

         No executive officer, director, stockholder known to the Company to own, beneficially or of record, more than 5% of the Company's Common Stock, or any member of the immediate family of any of those persons has engaged since the beginning of the Company's last fiscal year ended June 30, 1997, or proposes to engage in the future, in any transaction or series of similar transactions with the Company, directly or indirectly through a separate entity, in which the amount involved exceeded or will exceed $60,000.


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



         No director of the Company has served during the last fiscal year or currently serves as a partner or executive officer of any investment banking firm that performed services for the Company during the last fiscal year ended June 30, 1997, or that the Company proposes to have perform services during the current year. The Company knows of no other relationship between any director and the Company substantially similar in nature and scope to those described above.

         Certain Business Relationships

         Certain shareholders of the Company are also shareholders of Synaptix Systems Corporation ("Synaptix Florida"), a Florida corporation not affiliated with the Company. Synaptix Florida was formed in 1996 by Alan Harvey, the former president of the Company, with the intention of acquiring the Old Synaptix assets and developing the software. Funds were raised by Synaptix Florida from third-party investors for this purpose, although to the Company's best knowledge Synaptix Florida never entered into any actual agreement to acquire the Old Synaptix assets from the owner.

         In December 1996, Mr. Harvey acquired control of the Company and contracted with Swallen Investment Corp. to acquire the Old Synaptix assets. Mr. Harvey, in his personal capacity, represented to certain Synaptix Florida shareholders that they would receive stock in the Company in place of their Synaptix Florida shares; these representations and the existence of Synaptix Florida were not disclosed to the Board of Directors by Mr. Harvey until June, 1997. At that time, the Company wrote to the shareholders of Synaptix Florida to inquire as to their interest in exchanging their shares for Company stock, in anticipation of a projected merger of the two companies. No offer to exchange shares was made at that time. Since that date, the Company learned that Synaptix Florida had substantial undisclosed liabilities and has abandoned plans to merge the companies. The Company has not issued any shares of its stock to any Synaptix Florida shareholders in exchange for any Synaptix Florida shares.

         Synaptix Florida is not currently conducting any operations. Alan Harvey remains the president of that company. The funds raised by Synaptix Florida apparently were expended in anticipation of the acquisition of the assets. Mr. Harvey has alleged, on behalf of Synaptix Florida, that some portion of these funds were loaned or otherwise contributed to the Company. The Company cannot confirm any such loans or contributions of funds from Synaptix Florida.

         The Company has determined that potential claims by Synaptix Florida or its shareholders could be asserted against Alan Harvey, and potentially against the Company as well, in connection with the Company's acquisition of the Old Synaptix assets and the alleged loans or contribution of Synaptix Florida funds to the Company, although the Company does not believe that any such claim would be upheld as against it. In order to settle any such claims, Mr. Arley L. Harvey, Alan Harvey's father, has agreed to have Variable Resources, Inc., a company controlled by Arley L. Harvey, acquire all rights to any derivative claims from the shareholders of Synaptix Florida in exchange for shares of the Company's stock held by Variable Resources, Inc., and to provide the Company with a complete release. In addition, in September, 1997, the Company entered into a separate Release Agreement with Synaptix Florida, settling all claims for alleged loans or contributions of funds to the Company and providing for a general release of claims between the two companies. As a result of these actions, Management does not believe that these potential claims will have any material adverse effect upon the Company.

         Indebtedness of Management.

         During the Company's last fiscal year, no executive officer, director, any member of the immediate family or any of those persons, any corporation or organization for which any of those persons serve as an executive officer or partner or which they own directly or indirectly 10% or more of its equity securities, or any trust or other estate in which any of the Company's executive officers or directors have a substantial beneficial interest or for which they serve as a trustee or in a similar capacity, has owed the Company at any time since the beginning of its last fiscal year more than $60,000.

         Termination and Change In Control Arrangements.

         The Company has no compensatory plan or arrangement with respect to its Executive Officers that would result from the resignation, retirement or termination of any Executive Officer's employment with the Company, from a change in control of the Company, or from a change in an Executive Officer's responsibilities following a change in control of the Company.

                                   PROPOSAL 2
                         RATIFICATION AND APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has reappointed the firm of Smith & Company, independent public accountants, as the Company's auditors for the fiscal year ending June 30, 1998, subject to the approval of and ratification by the shareholders. Smith & Company has served as the Company's auditors for a period of four years, including the fiscal year most recently completed. The Company does not expect any representatives of Smith & Company to attend the annual meeting.

         The Board of Directors recommends a vote "FOR" the approval and ratification of the reappointment of Smith & Company.

         Vote Required

         Approval of the ratification of the appointment of Smith & Company as the independent auditors of the Company requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Meeting, in person or by proxy, voting as a single class.

                              SECTION 16 COMPLIANCE

         Based upon a review of the original Forms 3 and 4 furnished to the Company during its last fiscal year and the original and amended Forms 5 furnished to the Company with regard to its last fiscal year, the Company does not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except for
(1) the Form 4 for Alan W. Harvey to reflect the exercise of options granted to Mr. Harvey in the amount of 4,750,000 shares.

                    SHAREHOLDER PROPOSALS FOR ANNUAL MEETING

         From time to time the shareholders of the Company submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual proxy materials. All such proposals must be submitted to the Corporate Secretary not later than July 15, 1998, in order to be considered for inclusion in the proxy materials for the Company's Annual Meeting of Shareholders to be held in December 1998.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Certificate of Incorporation of the Company provides for the indemnification of the officers, directors and other agents and employees of the Company to the fullest extent allowed under Colorado law against liability for any losses, expenses or damages (including costs and attorneys' fees) incurred by them, or any of them, or by the Company resulting from errors in judgment or omissions. Generally this will cover all actions or omissions by such individuals, unless gross negligence, gross misconduct or breach of fiduciary duty is involved on their part. Therefore, shareholders of the Company may have a more limited right of action than they would have absent such limitation in the Certificate of Incorporation. Investors should note that indemnification of the officers, directors and other agents and employees of the Company could deplete the assets of the Company. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO ANY PERSON OR
PERSONS PURSUANT TO THE TERMS OF THE ARTICLES OF INCORPORATION, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS THEREFORE UNENFORCEABLE.

                                 OTHER BUSINESS

         The Company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others. Should any other matters come before the meeting, the Proxies will be voted by the persons authorized therein, or their substitutes, in accordance with their best judgment on such matters.

                          ANNUAL REPORT ON FORM 10-KSB

         The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission, is being mailed concurrently with the mailing of this Proxy Statement to shareholders of record on October 28, 1997. The cost of furnishing such Annual Report on Form 10-KSB and of making this proxy solicitation will be borne by the Company. Copies of exhibits to the Annual Report on Form 10-KSB are available, but a reasonable handling fee will be charged to the requesting shareholder. Each written request must set forth a good faith representation that, as of the record date, the person making the request is a beneficial owner of the Company's Common Stock and entitled to vote at the Annual Meeting. Shareholders should direct their written request to the Company, Attention: Secretary, 2450 South Shore Drive, Suite 210, League City, Texas 77573.



                                BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Edward S. Fleming
Dated: November 3, 1997           Edward S. Fleming, Acting President

                          SYNAPTIX SYSTEMS CORPORATION
                      2450 South Shore Boulevard, Suite 210
                            League City, Texas 77573


                                  VOTING BALLOT

         The undersigned hereby appoints Edward S. Fleming and Mark F. Walz as Proxies, each with power to appoint his substitute, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders scheduled to be held at the principal executive offices of Synaptix Systems Corporation, League City, Texas, on December 16, 1997, and to any and all adjournments thereof, with all powers the undersigned would possess if personally present and particularly with respect to Proposals 1 and 2, in their discretion, and upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2, and in accordance with the best judgment of the proxies on any other matters which may properly come before the meeting.


1.       ELECTION OF DIRECTORS

          NOMINEES: Edward S. Fleming, Mark F. Walz, Matthew Hutchins and Daniel
               A. Gillett. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

       [ ]  FOR all nominees listed, except       [ ] WITHHOLD AUTHORITY
            as marked to the contrary                 to vote for all nominees
                                                      listed


2.       APPROVE AND RATIFY THE SELECTION OF SMITH & COMPANY,
         AS THE CORPORATION'S INDEPENDENT AUDITORS

         [ ] FOR         [ ] AGAINST     [ ] ABSTAIN


         TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
          OR ANY ADJOURNMENT OF THE MEETING.


DATED:
                                                 (Signature)


                                           (Signature if held jointly)

Please sign exactly as name appears in type. When the shares are held for joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.